As filed with the Securities and Exchange Commission on November 19, 1999

                                                   Registration No. 33-80172


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ------------------------------------

                        POST-EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                    under the
                             Securities Act of 1933


                           METATEC INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


               Ohio                                     31-1647405

              (State or other jurisdiction of    (IRS Employer Identification
              incorporation or organization)              Number)


                             7001 Metatec Boulevard
                               Dublin, Ohio 43017
               (Address of Principal Executive Offices) (Zip Code)

                           Metatec International, Inc.
                        1992 Directors' Stock Option Plan
                            (Full title of the plan)

                   Jeffrey M. Wilkins, Chairman, President and
                             Chief Executive Officer
                             7001 Metatec Boulevard
                               Dublin, Ohio 43017
                     (Name and address of agent for service)

                                                  (614) 761-2000

            (Telephone number, including area code, of agent for service)

         This registration statement number 33-80172 was filed with the Securities and Exchange Commission on June 13, 1994, to register an additional 30,000 Shares under the 1992 Directors' Stock Option Plan (the "Plan"). A total of 130,000 Shares were initially registered under the Plan on October 1, 1992 by the filing of registration statement number 33-52700. An additional 50,000 Shares were registered under the Plan on July 10, 1997 by the filing of registration statement number 333-31027. Thus, the total number of Shares registered under the Plan is 210,000.

         On April 20, 1999, the shareholders of Metatec Corporation (the predecessor to the Registrant) approved a new stock option plan for directors, the 1999 Directors Stock Option Plan. The 1999 Directors Stock Option Plan replaced the Plan. As a result, in accordance with the terms of the Plan, no additional options to purchase Shares may be granted under the Plan. A total of 134,845 Shares are subject to options under the Plan, leaving a total of 75,155 Shares that are not subject to options under the Plan. Accordingly, because these Shares can no longer become subject to options under the Plan, the Registrant hereby requests that all 50,000 Shares registered under registration statement number 333-31027 be deregistered and that 25,155 Shares registered under this registration statement number 33-80172 be deregistered.

EXHIBITS

Exhibit
No.                                         Exhibit Description

24                Powers of Attorney

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on November 9, 1999.

                                           METATEC INTERNATIONAL, INC.


                                           By /s/ Jeffrey M. Wilkins
                                           Jeffrey M. Wilkins, Chairman of
                                           the Board, President, and Chief
                                           Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    NAME                         TITLE                            DATE

/s/ Jeffrey M. Wilkins   Chairman of the Board,
Jeffrey M. Wilkins       President,and Chief
                         Executive Officer                    November 9, 1999
                         (principal executive
                         officer), and Director

/s/ Daniel D. Viren      Senior Vice President,
Daniel D. Viren          Chief Financial Officer
                         (principal financial
                         officer and principal
                         accounting officer)                  November 9, 1999

A. Grant Bowen*          Director                             November 9, 1999
A. Grant Bowen

Joseph F. Keeler*        Director                             November 9, 1999
Joseph F. Keeler

Peter J. Kight*          Director                             November 9, 1999
Peter J. Kight

Jerry D. Miller*         Director                             November 9, 1999
Jerry D. Miller

James V. Pickett*        Director                             November 9, 1999
James V. Pickett


*The undersigned hereby executes this Post-Effective Amendment to the Registration Statement on behalf of each of the indicated directors of the Registrant pursuant to powers of attorney executed by such directors and filed as an exhibit to this Post-Effective Amendment the Registration Statement.


                                                /s/ Jeffrey M. Wilkins
                                                Jeffrey M. Wilkins

                                  Exhibit Index
                                                  If Incorporated by Reference,
                                                  Document with which Exhibit
 Exhibit Number           Exhibit                      was Previously Filed

       24            Powers of Attorney           Incorporated herein by
                                                  reference to Exhibit 24 of
                                                  the Registrant's Registration
                                                  Statement on Form S-8 (File
                                                  No. 333-03125) filed on June
                                                  1, 1999